                                                                   EXHIBIT 10.17

                                   SUBLEASE

THIS SUBLEASE made as of November 15, 1998.

B E T W E E N:

               INFORMATION ACCESS INC.

               (the "Sublandlord")

               - and -

               JUTVISION CORPORATION

               (the "Subtenant")

RECITALS:
--------

1. Pursuant to a lease (the "Lease") made as of March 7, 1995, between Beallor, Beallor & Burns Inc., receiver and manager and agent for Centennial Centre Limited and Chadwill Coal Company Limited (the "Original Landlord"), as landlord, and the Sublandlord, as tenant, the Original Landlord leased to the Sublandlord those premises known as Suite 107 in the building municipally known as 5405 Eglinton Avenue West Toronto, Ontario (the "Building"), such premises being more particularly described in the Lease (the "Premises");

2. 5395-5409 Eglinton Avenue West Inc. (the "Landlord") is now the landlord under the Lease;

3. The Sublandlord has agreed to sublease to the Subtenant and the Subtenant has agreed to sublease from the Sublandlord approximately 50% of the Premises (the "Subleased Premises"), on the terms contained in this Sublease;

     NOW THEREFORE THIS SUBLEASE WITNESSES that in consideration of the covenants and agreements contained in this Sublease and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

                         ARTICLE 1.00 - INTERPRETATION
                         -----------------------------

1.01 Definitions
     -----------

     Unless otherwise defined in this Sublease, or unless there is something in the context inconsistent therewith, all capitalized terms used in this Sublease shall have the meaning given such terms in the Lease. In addition, the following terms have the respective meanings set out below:

     "Additional Rent" means all sums of money or charges required to be paid by the Subtenant under this Sublease in addition to Gross Rent and Lease Rent whether or not designated "Additional Rent" and whether payable to the Sublandlord or to third parties;

     "Claims" means claims, losses, damages (direct, indirect, consequential or otherwise), suits, judgments, causes of action, legal proceedings, executions, demands, penalties or other sanctions of every nature and kind whatsoever, whether accrued, actual, contingent or otherwise and any and all costs arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including without limitation, all such legal fees and disbursements in connection with any and all appeals);

     "Event of Default" means any of the following events:

     (a) the Subtenant fails to pay any Rent reserved by this Sublease on the day or dates appointed for the payment thereof and such failure continues for 2 days after written notice from the Sublandlord;

     (b) the Subtenant fails to observe or perform any of the terms, covenants, obligations or conditions of this Sublease to be observed or performed by the Sublandlord (other than the payment of Rent) and

          (i) fails to remedy such breach within 8 days (or such shorter period of time as may be given by the Landlord under the Lease, less 2 days) of the receipt or deemed receipt by the Subtenant of written notice from the Sublandlord respecting such breach; or

          (ii) if such breach cannot be reasonably remedied within 8 days or such shorter period, the Subtenant fails to commence to remedy such breach within such 8 day or shorter period or thereafter fails to proceed diligently to remedy such breach;

     (c) the Subtenant becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors;

     (d) a receiver or a receiver and manager is appointed for all or a portion of the Subtenant's property;

     (e) any steps are taken or any actions or proceedings are instituted by the Subtenant or by any other party including without limitation any court or governmental body of competent jurisdiction for the dissolution, winding up or liquidation of the Subtenant or its assets;

     (f) this Sublease or any of the Subtenant's assets are taken under a writ of execution;

     (g) the Subtenant assigns, transfers or encumbers this Sublease or sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Subleased Premises by anyone except in a manner permitted by this Sublease;

     (h) any insurance policies covering any part of the Building or any occupant thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Subleased Premises by any Person;

     "Gross Rent" shall have the meaning given it in section 3.01(a);

     "Lease Rent" means all Rent (as that term is defined in the Lease) payable under the Lease;

     "Landlord's Covenants" means all of the terms, covenants and conditions of the Lease on the part of the Landlord to be observed and performed;

     "Person" includes an individual, a corporation, a limited partnership, a general partnership, a trust, a joint stock company, a joint venture, an association, a syndicate, a bank, a trust company and the municipal provincial and federal governments and any agency thereof, and any other legal and business entity, and "Persons" shall have a corresponding meaning;

     "Rent" means all Gross Rent, Lease Rent and Additional Rent payable by the Subtenant pursuant to this Sublease;

     "Sales Taxes" means all goods and services, business transfer, value-added, national sales, multi-stage sales, sales, use or consumption taxes or other similar taxes imposed by any lawful taxing authority in Canada upon the Sublandlord or the Subtenant, or in respect of this Sublease, or the payments made by the Subtenant hereunder, or the goods and services provided by the Sublandlord hereunder, including, without limitation, the rental of the Subleased Premises;

     "Sublandlord's Covenants" means all of the terms, covenants and conditions of this Sublease on the part of the Sublandlord to be observed and performed;

     "Sublease Term" shall have the meaning given that term in section 2.01, as same may be extended in accordance with section 2.02;

     "Subtenant's Covenants" means all of the terms, covenants and conditions of this Sublease on the part of the Subtenant to be observed and performed;

     "Subtenant's Employees" means the Subtenant's directors, officers, employees, servants, agents and those for whom the Subtenant is responsible at law; and

     "Tenant's Covenants" means all of the terms, covenants and conditions of the Lease on the part of the Sublandlord to be observed and performed.

1.02 Recitals
     --------

     Each of the parties represents and warrant to the other that the recitals set out above are true and correct in substance and in fact, as each such recital relates to each party, and are incorporated as an integral part of this Sublease.

                        ARTICLE 2.00 - DEMISE AND TERM
                        ------------------------------

2.01 Term
     ----

     The Sublandlord hereby subleases the Subleased Premises to the Subtenant for and during a term (the "Sublease Term") commencing on November 15, 1998 (the "Commencement Date") and continuing until and including April 14, 1999, unless sooner terminated in accordance with this Sublease. Notwithstanding the foregoing, the Subtenant shall only have the right to occupy the Subleased Premises as long as the Lease remains in full force and effect and has not been terminated.

2.02 Right to Extend
     ---------------

(a) The Subtenant may extend the Sublease Term so as to expire on the day preceding the last day of the Lease (the "Extension Option"), if the Subtenant:

     (i) observes and performs all of the Subtenant's Covenants and is not in default of any of the

           Subtenant's Covenants at the time it exercises the Extension Option;

     (ii)  is in possession of the Subleased Premises; and

     (iii) advises the Sublandlord in writing that it is exercising the within option to extend by no later than February 1, 1999.

(b) If the Subtenant exercises the Extension Option in accordance with section 2.02(a), then:

     (i) the Sublandlord shall vacate the Premises within 120 days following the date that the Subtenant exercises the Extension Option, the day the Sublandlord vacates being called the "Vacated Date";

     (ii) the Subtenant shall continue to pay the Gross Rent until the last day of the month in which the Vacated Date occurs. Upon the Sublandlord vacating the Premises, on the first day of the month following the month in which the Vacated Date occurs, this Sublease shall be deemed to be amended so that the Rent payable by the Subtenant to the Sublandlord shall be the Lease Rent. The Lease Rent shall be paid by the Subtenant to the Sublandlord, in advance, on the first day of each month; and

     (iii) on the Vacated Date, the Subleased Premises shall be deemed to include all of the Premises.

2.03 Location of the Subleased Premises
     ----------------------------------

     The parties acknowledge and agree that until such time as section 2.02(b)(iii) comes into effect, the actual location of the Subleased Premises shall be such area as is designated by the Sublandlord and the Subtenant from time to time.

2.04 As Is Condition
     ---------------

     The Subtenant acknowledges that it has inspected the Subleased Premises and agrees to accept the Subleased Premises in their present condition, and the Subtenant agrees that the Sublandlord has not undertaken to perform any work at the Subleased Premises for the benefit of the Subtenant.

2.05 Leasehold Improvements
     ----------------------

     If the Extension Option is exercised, the Subtenant shall be responsible for removing such leasehold improvements, installations, alterations, partitions and fixtures in the Subleased Premises as the Landlord may require to be removed, but only to the extent that the Lease permits the Landlord to require same to be removed.

2.06 Parking
     -------

     Subject to any rights of the Landlord under the Lease to regulate parking, the Subtenant may use the parking facilities serving the Building on a first-come, first-served basis.

2.07 Office Infrastructure
     ---------------------

     During that part of the Sublease Term prior to the Vacated Date, the Sublandlord shall permit the Subtenant the use of the following:

     (a) the telephone infrastructure in the Premises. In this regard, the Subtenant shall be entitled to use such telephones lines as the Sublandlord is not using. The Subtenant shall, however, be responsible for all costs (including without limitation, long distance charges) associated with each phone line used by the Subtenant. If such costs are invoiced by the Sublandlord to the Subtenant, the Subtenant shall pay such invoice within 15 days of receipt of same;

     (b)  the unused office furniture in the Premises;

     (c) the Sublandlord's surplus desktop and laptop computers. The Sublandlord shall establish a sign-out system for the use of such computers, and the Subtenant shall sign-out such computers in accordance with such system;

     (d)  the security system in the Premises;

     (e)  reception support;

     (f) courier management, but the Subtenant shall be responsible for all courier costs;

     (g)  the kitchen and washroom facilities;

     (h) the postage machine. The Subtenant shall be responsible for the cost of all postage used by the Subtenant. The Sublandlord shall invoice the Subtenant for the postage costs incurred by the Subtenant and the Subtenant shall pay same to the Sublandlord within 15 days of receipt of the invoice;

     (i) the, fax machine in the Premises. The Subtenant shall be responsible for all long-distance charges and shall pay such costs to the Sublandlord within 15 days of receipt of an invoice from the Sublandlord; and

     (j)  the photocopy machine in the Premises.

2.08 Signage
     -------

     The Subtenant may place its signage on the exterior of the Premises in the locations provided for the signage of tenants, provided that it obtains the Subtenant's consent (not to be unreasonably withheld) and the Landlord's consent. However, prior to the Vacated Date, the Sublandlord shall not be required to remove any of its existing signage in order to allow the Subtenant to instal its signage.

                     ARTICLE 3.00 - SUBTENANT'S COVENANTS
                     ------------------------------------

3.01 Rent
     ----

(a) Subject to section 2.02, during the Subleased Term, the Subtenant shall pay the Sublandlord a monthly gross rent in the amount of $4,000.00 (the "Gross Rent").

(b) Gross Rent is to be paid by the Subtenant in advance on the fifteenth day of each month during the Sublease Term.

(c) Except to the extent specifically permitted by the terms of this Sublease, all Rent shall be paid by the Subtenant without set-off, abatement, or deduction for any reason or cause whatsoever, including, without limitation, by reason of section 35 of the Landlord and Tenant Act, the benefits of which are expressly waived by the Subtenant.

3.02 Observance of Covenants under the Lease
     ---------------------------------------

(a) Commencing upon the Vacated Date, the Subtenant shall observe and perform all of the Tenant's Covenants insofar as they pertain to the Subleased Premises to the same extent as if the Subtenant had originally been a party to the Lease as the tenant thereunder.

(b) During the Sublease Term, the Subtenant shall not do or omit to do any act or thing upon the Subleased Premises which could cause the Sublandlord to be in default of any of the Tenant's Covenants.

(c) The Subtenant shall be responsible for the cost of all repairs to the Premises necessitated as a result of the actions or omissions of the Subtenant or the Subtenant's Employees.

3.03 Consents
     --------

     Wherever the Sublandlord is required under the Lease to obtain the Landlord's consent in order to perform or carry out a certain activity, the Subtenant shall be similarly required to obtain both the Landlord's and the Sublandlord's consent prior to performing or carrying out such activity.

3.04 Notices from the Landlord
     -------------------------

     The Subtenant and Sublandlord shall forthwith deliver to the other all notices which they may receive from the Landlord or any other Person regarding the Subleased Premises.

3.05 Entry
     -----

(a) From and after the Vacated Date, the Subtenant shall permit the entry of the Sublandlord onto the Subleased Premises from time to time during normal business hours on 24 hours notice (except in the case of an emergency, when no notice shall be required) for the purpose of complying with any of the Tenant's Covenants and for the purpose of verifying that the Subtenant is in full compliance with its obligations under this Sublease. Prior to the Vacated Date, the Sublandlord may enter upon the Subleased Premises from time to time without any prior notice to the Subtenant.

(b) The Subtenant shall permit the entry of the Landlord onto the Subleased Premises from time to time in accordance with the Landlord's rights under the Lease.

3.06 Insurance
     ---------

(a) The Subtenant shall take out and maintain, with reputable insurers reasonably acceptable to the Sublandlord, the following insurance

     (i) prior to the Vacated Date, the insurance required by section 7.1(a) of the Lease except that the Subtenant shall not be required to (A) insure the leasehold improvements in the Subleased Premises; or (B) take out the boiler and machinery insurance contemplated by such section;

     (ii) from and after the Vacated Date, all insurance which the Sublandlord is obliged to take-out and maintain under the Lease which insurance shall contain all of the endorsements and provisions required by the Lease. Wherever the Lease requires the Landlord to be named as an insured or a loss-payee, the Sublandlord shall be similarly named.

(b) Each policy of insurance (other than public liability insurance) shall contain a waiver of any rights of subrogation which the Subtenant's insurers may have against the Sublandlord and the Landlord.

(c) Each policy of insurance shall be endorsed with an endorsement providing that no cancellation of such policy will be effective unless the Sublandlord and the Landlord shall have received at least 30 days prior written notice of such cancellation and the Sublandlord shall be given at least 30 days prior written notice of any failure of the Subtenant to renew the insurance.

(d) The Subtenant shall cause a certificate of the insurer evidencing such insurance and copies of all such policies and endorsements to be delivered to the Sublandlord upon request.

3.07 Sales Tax
     ---------

     The Subtenant shall pay to the Sublandlord (or to such other person to whom the payment is made) all Sales Taxes payable as a result of the Subtenant paying Rent in accordance with this Sublease, which payment shall be made at the same time as the Rent to which the Sales Taxes relate is to be paid in accordance with the terms of this Sublease.

                   ARTICLE 4.00 - ASSIGNMENT AND SUB-LETTING
                   ----------------------------------------

4.01 Assignment and Subletting
     -------------------------

     The Subtenant shall not assign or encumber this Sublease or sublease the whole or any part of the Subleased Premises, nor shall it part with possession of the whole or any part of the Subleased Premises to any person (collectively, a "Transfer") without the consent of the Sublandlord and the Landlord. The consent of the Sublandlord shall not be unreasonably or arbitrarily withheld. The consent of the Landlord shall be subject to the terms of the Lease. The Subtenant shall be responsible for all costs all costs incurred by the Landlord in connection with a request for consent. The provisions of the Lease relating to assignment and sublettings are hereby incorporated in this Sublease with the appropriate changes of reference being deemed to have been made with the intent that all references to (a) the Premises shall be considered a reference to the Subleased Premises; (b) the Landlord shall be considered a reference to the Sublandlord; and (c) the Tenant shall be considered a reference to the Subtenant.

                              ARTICLE 5.00 - USE
                              ------------------

5.01 Use
     ---

     The Subtenant shall use the Subleased Premises solely for the uses permitted by the Lease and for no other use whatsoever.

                            ARTICLE 6.00 - REMEDIES
                            -----------------------

6.01 Subtenant's Default
     -------------------

     If and whenever an Event of Default occurs, then the Sublandlord has, to the extent permitted by law, the right to immediately re-enter the Subleased Premises and expel all persons, including, without limitation, the Subtenant, and remove all property from the Subleased Premises without the Sublandlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, all as if the Subtenant had not lawfully, been in possession of the Subleased Premises. In addition to any and all other rights of the Sublandlord, and at the option of the Sublandlord, the full amount of the current month's Rent together with the next 3 month's Rent shall immediately become due and payable as accelerated rent upon the occurrence of an Event of Default.

6.02 Remedies
     --------

     The remedies available to the Landlord under the Lease (the "Remedies") in respect of the non-performance of the Tenant's Covenants by the Sublandlord, are hereby incorporated in this Sublease and all terms, conditions, covenants, and agreements contained in the Lease pertaining to the Remedies shall apply to and be binding upon the parties, the appropriate changes of reference being deemed to have been made with the intent that such provisions shall govern the relationship in respect of such matters between the Sublandlord and the Subtenant as if they were landlord and tenant, respectively, under the Lease, except to the extent that such provisions are inconsistent with any other provision contained in this Sublease. For greater certainty, whenever an Event of Default occurs, the Sublandlord shall have available to it all of the Remedies in respect of such Event of Default. If the Sublandlord terminates this Sublease, in addition to any other remedies it may have, the Sublandlord may recover from the Subtenant all damages it incurs by reason of the Subtenant's breach.

                    ARTICLE 7.00 - SUBLANDLORD'S COVENANTS
                    --------------------------------------

7.01 Quiet Enjoyment
     ---------------

     If the Subtenant observes and performs all of the Subtenant's Covenants, the Subtenant may peaceably possess and enjoy the Subleased Premises for the Sublease Term without any hindrance, interruption or disturbance from the Sublandlord, provided that the Sublandlord shall not be liable to the Subtenant in respect of any breach of this covenant resulting from the Sublandlord not obtaining quiet enjoyment from the Landlord.

7.02 Observe and Perform Obligations Under the Lease
     -----------------------------------------------

     The Sublandlord shall observe and perform all of the Tenant's Covenants insofar as same are not required to be observed and performed by the Subtenant pursuant to the terms of this Sublease. The Sublandlord shall not be in any way responsible for the consequences of any failure of the Subtenant to comply with the Subtenant's Covenants.

7.03 Enforce Covenants
     -----------------

     The Sublandlord shall use reasonable efforts to enforce the Landlord's Covenants for the benefit of the Subtenant upon the written request of the Subtenant and at the expense of the Subtenant, expressly excluding any right to renew or extend the term of the Lease.

7.04 Sublandlord's Representation and Warranty
     -----------------------------------------

     The Sublandlord represents and warrants to the Subtenant that the Lease is in good standing and that the Sublandlord is not in default of any of the Tenant's Covenants.

                       ARTICLE 8.00 - GENERAL PROVISIONS
                       ---------------------------------

8.01 Notice
     ------

     Any notice or other communication required or permitted to be given by this Sublease shall be in writing and shall be effectively given if:

     (a)  delivered personally;

     (b)  sent by prepaid courier service;

     (c)  sent by registered mail; or

     (d) sent by fax, telex or other similar means of electronic communication and confirmed by mailing the original documents so sent by prepaid mail on the same or following day,

in the case of notice to:

     (i)  the Sublandlord at:

          the Premises

          Attention: Andy Aicklen

     (ii) the Subtenant at:

          the Subleased Premises

or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section, provided that notice by the Sublandlord to the Subtenant shall be sufficiently given if sent to the Subleased Premises notwithstanding any other address which the Subtenant may give to the Sublandlord. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the third Business Day following the date of mailing. Any notice or other communication transmitted by fax, telex or other similar form of electronic communication shall be deemed to have been given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed to have been given and received on the first Business Day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party, sends a notice or other communication by fax, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section.

8.02 Entire Agreement
     ----------------

     This Sublease, and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter of this Sublease and supersedes all prior agreements, offers to lease, understandings, negotiations and discussions, whether oral or written, of the parties. This Sublease may not be modified or amended except pursuant to an agreement in writing executed by the Sublandlord and the Subtenant. There are no representations, warranties, covenants, conditions or other agreements, whether oral or written, express or implied, forming part of or in any way affecting or relating to this Sublease or the Subleased Premises except as expressly set out in this Sublease.

8.03 Applicable Law
     --------------

     This Sublease shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

8.04 Interpretation
     --------------

     In this Sublease, "herein", "hereof", "hereunder", "hereafter" and similar expressions refer to this Sublease and not to any particular section, paragraph or other portion thereof, unless there is something in the subject matter or context inconsistent therewith. The parties agree that all of the provisions of this Sublease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph of this Sublease. In this Sublease the term "however caused" shall include, without limitation, the negligence of the Sublandlord, its officers, employees, agents, invitees or other Person for whom it may in law be responsible.

8.05 Partial Invalidity
     ------------------

     If for any reason whatsoever any term, covenant or condition of this Sublease, or the application thereof to any Person, firm or corporation or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

     (a) is deemed to be independent of the remainder of the Sublease and to be severable and divisible therefrom, and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Sublease or any part thereof; and

     (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.

8.06 Survival of Obligations
     -----------------------

     If either party is in default of any of its obligations under this Sublease at the time this Sublease expires or is terminated:

     (a) such party shall remain fully liable for the performance of such obligations; and

     (b) all of the non-defaulting party's rights and remedies in respect of such failure shall remain in full force and effect.

In addition, all indemnities of the Subtenant in favour of the Sublandlord, and vice-versa, shall survive the expiration or earlier termination of this Sublease.

8.07 Time
     ----

     Time shall be of the essence of this Sublease and every part of it, except as may be expressly provided to the contrary in this Sublease, and no extension or variation of this Sublease shall operate as a waiver of this provision. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Sublease, unless this Sublease provides to the contrary, the date which is the reference date in calculating such period shall be excluded.

8.08 No Waiver
     ---------

     The waiver by the Sublandlord of any breach of any term, covenant or condition herein contained shall be deemed not to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any amount hereunder by the Sublandlord shall not be deemed to be a waiver of any preceding breach by the Subtenant of any term, covenant or condition of this Sublease, regardless of the Sublandord's knowledge of such preceding breach at the time of acceptance of such amount. No term, covenant or condition of this Sublease shall be deemed to have been waived by the Sublandlord unless such waiver is in writing by the Sublandlord.

8.09 Confidentiality
     ---------------

     Each of the parties shall retain in the strictest of confidence any confidential information of the other party which advertently or inadvertently comes into the possession of a party as a result of their both occupying the Premises during the period prior to the Vacated Date.

8.09 Actions of Landlord
     -------------------

     The exercise by the Landlord of any of its rights or purported rights under the Lease shall be deemed not to be a breach by the Sublandlord of any of the Sublandlord's Covenants, unless such rights are validly exercised as a result of a default of the Sublandlord under the terms of the Lease, which default is not in any way attributable to the acts or omissions of the Subtenant.

8.10 Landlord's Consent and Costs
     ----------------------------

     Except for the provisions of this section 8.10, this Sublease is deemed not to have been signed by the Sublandlord nor delivered by the Sublandlord to the Subtenant until such time as the Landlord has given its consent to the within sublease by the Sublandlord to the Subtenant. The Subtenant shall be responsible for the payment of all fees and other amounts charged by the Landlord in connection with the request for its consent (including without limitation, all costs which the Landlord may charge to the Tenant pursuant to the terms of the Lease), regardless of whether or not the Landlord gives its consent to the terms of this Sublease, to a maximum of $1,000.00 plus all applicable GST.

8.11 Acknowledgment of Receipt of Lease
     ----------------------------------

     The Subtenant acknowledges receipt of a copy of the Lease.

8.12 Successors
     ----------

     This Sublease shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF the parties have duly executed this Sublease with effect as of November 15, 1998.

                                      INFORMATION ACCESS INC.

                                      Per: /s/ Andrew Aicklen
                                          --------------------------------------
                                          Name:  Andrew Aicklen
                                          Title: President

                                      JUTVISION CORPORATION

                                      Per: /s/ Leonard B. McCurdy
                                          --------------------------------------
                                          Name:  Leonard B. McCurdy
                                          Title: Chairman

                      [LETTERHEAD OF DUNDEE APPEARS HERE]

February 22, 1999



Mr. Andy Aicklen
Information Access Inc.
5405 Eglinton Avenue West
Suite 107
Etobicoke, Ontario
M9C 5K6

Dear Mr. Aicklen:

Re: Consent to Sublease between 5395-5409 Eglinton Avenue West Inc. (the "Landlord"), Information Access Inc. (the "Tenant") and Jutvision Corporation (the "Subtenant") dated December 16, 1998

-----------------------------------------------------------------------------

This letter shall amend and become part of the above noted Consent to Sublease for Premises located at 5405 Eglinton Avenue West Suite 107 (the "Leased Premises"), whereas the Subtenant subletted a portion of the Leased Premises from the Tenant with an option to sublease all of the Leased Premises to the Subtenant from November 15, 1999 and ending April 14, 1999. Further, the Subtenant has the option to extend the sublease term to February 28, 2000.

This letter shall confirm that the Subtenant will sublease all of the Leased Premises commencing April 1, 1999 and ending February 28, 2000.

All other terms and conditions of the Consent to Sublease are to remain the same.

                                                                Mr. Andy Aicklen
                                                         Information Access Inc.
                                                                          Page 2


Please indicate your acceptance of the foregoing by executing in the space provided below and return to the Landlord on or before 12:00 on Friday, February 26, 1999. Failure to return this letter executed by both the Tenant and Subtenant shall doom this amendment to the Consent to Sublease null and void and of no further force and effect.

Please call me should you have any questions.

Your truly,

DUNDEE REALTY MANAGEMENT CORP.
As Agent For Owners, 5395-5409 Eglinton Avenue West Inc.


/s/ Cheryl Ledamun
Cheryl Ledamun
Assistant Leasing Manager




        ----------------------------------------------------------------

                AGREED and accepted this 4/th/ day of March, 1999

                            INFORMATION ACCESS INC.

                          /s/ Mr. Andy Aicklen
                -----------------------------------------------c/s
                               Mr. Andy Aicklen
                     I have the authority to bind the corporation

       ----------------------------------------------------------------


       ----------------------------------------------------------------

               AGREED and accepted this 10/th/ day of March, 1999

                             JUTVISION CORPORATION

                         /s/ Mr. Roy Dalton
                -----------------------------------------------c/s
                             Mr. Roy Dalton
                 I have the authority to bind the corporation

       ----------------------------------------------------------------

                    [LETTERHEAD OF BAMBOO.COM APPEARS HERE]


Fax

     To:  Roy Dalton                            From: Andy Aiklen
     --------------------------------------------------------------------------------------------
     Fax: [Click here and type fax number]      Pages: [Click here and type # of pages]
     --------------------------------------------------------------------------------------------
     Phone: [Click here and type phone number]  Date: 05/07/99
     --------------------------------------------------------------------------------------------
     Re: [Click here and type subject of fax]   CC: [Click here and type name]
     --------------------------------------------------------------------------------------------

     [_] Urgent   [_] For Review    [_] Please Comment   [_] Please Reply  [_] Please Recycle

     --------------------------------------------------------------------------------------------

 . Comments

Roy,

All I have is the final consent to sublease agreement.  Here are the copies




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